IQST – IQSTEL Announces First Dividend Distribution – Record Date Set for Today, December 15, 2025

New York, NY — December 15, 2025 — IQSTEL Inc. (NASDAQ: IQST) (“IQSTEL” or the “Company”) today announced that December 15, 2025, is the Record Date for its previously disclosed first-ever dividend distribution, payable in IQSTEL common shares.

As previously announced, IQSTEL will distribute a share-based dividend to all official shareholders of record as of the close of business on December 15, 2025, based on the shareholder records maintained the Company’s transfer agent, V-Stock Transfer.

In preparation for the dividend distribution, iQSTEL has instructed its transfer agent, in coordination with DTC, to reconcile participant positions to ensure accurate and timely delivery of dividend shares to eligible beneficial holders.

Dividend Structure and Calculation

The dividend totals $500,000 in value, calculated using the August 29, 2025 closing price of $6.62, resulting in the distribution of:

• Total dividend shares: 75,529 free-trading IQST common shares

• Record Date: December 15, 2025

• Payment / Distribution Date: on or about December 30, 2025

• Distributed by: V-Stock Transfer

Only shareholders holding IQST common shares as of the Record Date of December 15, 2025 will be eligible to receive the dividend.

With approximately 4,374,822 shares outstanding, the resulting distribution ratio is 0.0173. Shareholders may determine their allocation by multiplying their share count as of the Record Date by 0.0173.

All dividend allocations will be rounded down to the nearest whole share, and no cash in lieu will be issued for fractional shares.

CEO Commentary

“This year has been truly amazing for IQSTEL,” said Leandro Iglesias, President and CEO of IQSTEL. “We successfully uplisted to Nasdaq, achieved a $400 million revenue run rate ahead of plan, and reached a $2.7 million EBITDA run rate. Our Fintech business now represents approximately 20% of our revenue stream, we have added Cybersecurity to our high-tech, high-margin value proposition, and today we are proud to deliver the first dividend in company history to our loyal shareholders.

“This dividend marks an excellent starting point as we continue executing our strategy toward a $15 million EBITDA run rate next year and our long-term goal of achieving a $1 billion revenue run rate by 2027.”

Additional Company Update

As of the most recent data available, institutional investors currently hold approximately 5% of IQSTEL’s outstanding shares. Management continues to conduct investor webinars and non-deal roadshows to update the investment community on the Company’s progress and long-term strategy. The latest investor webinar video is available on: https://youtu.be/mVqCcY3u-Jc?si=ptXwnWRdxcw81rVC

IQSTEL hosted its most recent investor webinar on December 3, 2025, and the Company furnished the investor presentation used during the webinar on Form 8-K on December 11, 2025.

Shareholders and interested investors are invited to visit IQSTEL’s official landing page at www.landingpage.iqstel.com

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, and Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Safe Harbor Statements:

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of securities will be made only by means of a prospectus or other appropriate offering document.

Statements in this news release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com